Exhibit 99.1

GlyEco Announces Conference Call to Discuss 2014 Financial Results

PHOENIX, AZ / ACCESSWIRE / April 15, 2015 / Sustainable glycol technologies leader GlyEco, Inc. ("GlyEco" or the "Company") (http://www.glyeco.com/) (GLYE), will hold a conference call to discuss Fiscal Year 2014 results on Friday, April 17, 2015 at 4:15 p.m. Eastern time (1:15 Pacific time). The Company filed its Form 10-K with the U.S. Securities and Exchange Commission on April 10, 2015.

Conference Call

The results will be presented by Mr. David Ide, President and Chief Executive Officer and Ms. Alicia Williams Young, Chief Financial Officer. The conference call will include a Q&A so that investors can have the opportunity to get their questions answered directly from the GlyEco management team. The Company encourages shareholders to send their questions ahead of time to asktheteam@glyeco.com. Participants will have the option to ask questions during the live call, instructions for joining the live Q&A period will be given during the call.

To participate in the conference call, please dial (888) 428-9473, or (719) 325-2469 for international calls, approximately 10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks from 7:30 p.m. ET on April 17, 2015, until 11:59 p.m. ET on May 01, 2015. The number for the replay is (877) 870-5176, or (858) 384-5517 for international calls; the passcode for the replay is 8692787.

About GlyEco

GlyEco is a green chemistry company with a patent-pending technology for transforming a hazardous waste into green products. GlyEco Technology(TM) has the unique ability to clean the polluted glycols from all five waste-producing industries: HVAC, Textiles, Automotive, Airline and Medical. This technology recycles waste glycol to meet ASTM Type 1 specifications - the same level of purity expected of refinery-grade glycols.

About Glycol Recycling

Recycling waste glycols presents an inventive solution to supply shortages and increasing costs for refinery-produced material. Global consumption for refinery-produced ethylene glycol is over 5.5 billion gallons per year and climbing. GlyEco Technology(TM) is uniquely able to process all five sources of waste glycols, opening new avenues of supply. With proper handling, glycols can be recycled and reused indefinitely, creating the opportunity to utilize this valuable material as a predominately sustainable resource.

Special Note Concerning Forward-Looking Statements

This release contains statements that may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements regard the intent, belief, and expectations of the Company. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, they involve risks and uncertainties, and their results may differ materially.

CONTACT:

Dwight Mamanteo
GlyEco, Inc.
 Tel: 1-866-960-1539
Email: ir@glyeco.com

SOURCE: GlyEco, Inc.